Exhibit 99.2
UNAUDITED FINANCIAL STATEMENTS
EAGLE AVIATION RESOURCES, LTD
(A LIMITED LIABILITY COMPANY)
UNAUDITED BALANCE SHEET
As of June 30, 2005

ASSETS
Current Assets:
Cash	$473,734
Accounts receivable, less allowance for doubtful accounts of $15,000	1,135,811
Inventory	96,205
Prepaid expenses	207,410

Total Current Assets	1,913,160
Property and equipment, net	17,357,514
Intangible assets, net	916,272
Other assets, net	35,407

Total Assets	$20,222,353

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Notes payable — current portion	$907,485
Revolving line-of-credit	146,029
Accounts payable	1,156,438
Accrued expense	368,623
Customer deposits	177,861

Total Current Liabilities	2,756,436
Notes payable — long-term portion	6,216,839

Total Liabilities	8,973,275
Members’ equity	11,249,078

Total Liabilities and Members’ equity	$20,222,353

See accompanying notes to unaudited financial statements.

EAGLE AVIATION RESOURCES, LTD
(A LIMITED LIABILITY COMPANY)
UNAUDITED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2005

Revenue:
Fuel revenue	$17,391,568
Service revenue	2,454,131

Total revenue	19,845,699
Cost of revenue:
Cost of revenue — fuel	10,990,294
Cost of revenue — service	2,418,952

Total cost of revenue	13,409,246

Gross profit	6,436,453
Operating expenses:
General and administrative	1,877,156
Depreciation	496,241
Amortization	28,075

Total operating expenses	2,401,472

Income from operations	4,034,981
Other income (expense):
Interest income	10,979
Interest expense	(270,492)
Other income	7,808

Total other income (expense)	(251,705)

Net income	$3,783,276

See accompanying notes to unaudited financial statements.

EAGLE AVIATION RESOURCES, LTD
(A LIMITED LIABILITY COMPANY)
UNAUDITED STATEMENT OF MEMBERS’ EQUITY
For the six months ended June 30, 2005

Balance at January 1, 2005	$11,390,802
Net income	3,783,276
Distributions	(3,925,000)

Balance at June 30, 2005	$11,249,078

See accompanying notes to unaudited financial statements.

EAGLE AVIATION RESOURCES, LTD
(A LIMITED LIABILITY COMPANY)
UNAUDITED STATEMENT OF CASH FLOWS
For the Six Months ended June 30, 2005

Cash flows from operating activities:
Net income	$3,783,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	524,316
Changes in:
Accounts receivable	(772)
Inventories	(20,252)
Prepaid expenses	(36,518)
Accounts payable	548,450
Accrued expenses	160,392
Other	40,571

Net cash provided by operating activities	4,999,463
Cash flows from investing activities:
Purchases of property and equipment	(361,547)

Net cash used in investing activities	(361,547)

Cash flows from financing activities:
Distributions to member	(3,925,000)
Proceeds from revolving line-of-credit	74,094
Repayment of notes payable	(456,486)

Net cash used in financing activities	(4,307,392)

Net increase in cash	330,524
Cash at December 31, 2004	143,210

Cash at June 30, 2005	$473,734

Supplemental disclosure of cash flow information:
Cash paid for interest	$252,000

See accompanying notes to unaudited financial statements.

EAGLE AVIATION RESOURCES, LTD
(A LIMITED LIABILITY COMPANY)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
June 30, 2005
NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Significant accounting policies followed by Eagle Aviation Resources, Ltd., in the preparation of the accompanying financial statements are summarized below:
Description of business – Eagle Aviation Resources, Ltd., a limited liability company (hereafter referred to as the “Company”), dba Las Vegas Executive Air Terminal, operates a fixed based operation (“FBO”) that provides aircraft fueling and aircraft hangar rentals in Las Vegas.
Concentration of credit risk – The Company maintains cash balances at times with one or more financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and considers the Company’s credit risk negligible.
Receivables and credit policies – Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Interest is not billed or accrued. Accounts receivable in excess of 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the oldest unpaid invoices.
The carrying amount of accounts receivable is reduced by a valuation allowance that reflects the Company’s best estimate of the amounts that may not be collected. This estimate is based on reviews of all balances in excess of 90 days from the invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. The Company reviews its valuation allowance on a quarterly basis.
Use of estimates – The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Revenue recognition – Revenue on fuel sales is recognized when the fuel has been delivered to the customer, collection of the resulting receivable is probable, persuasive evidence of and arrangement exists, and the fee is fixed or determinable. Fuel sales are recorded net of volume discounts and rebates. The Company also receives a fueling fee for fueling certain carriers with fuel owned by such carriers. In accordance with Emerging Issues Task Force Issue 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent”, revenue from these transactions are recorded based on the service fee earned and does not included the cost of the carriers fuel. Other revenue consists principally of landing and fuel distribution fees as well as rental income from hangar and terminal use. Revenue from office and aircraft hangar space rental is recognized on a monthly basis as rent becomes due. Fuel revenue is recognized at the time of sale.
Inventory – Inventory, which consists of fuel, materials, and supplies, is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.
Property and equipment – Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 29.5 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of depreciable assets, costs and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income.
Intangible assets – The Company acquired intangible assets in connection with the purchase of the leasehold interest in the FBO. The Company accounts for intangible assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, which allows for continued amortization of separable intangible assets deemed not to have an indefinite life. Therefore, the costs continue to be amortized on the straight-line method over 29.5 years.
Valuation of long-lived assets – In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets used in operations are reviewed for impairment when events and circumstances warrant such a review. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability. Based on these evaluations, there were no adjustments made in the carrying value of the long-lived assets in .

Fair value of financial instruments – The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, accounts payable, accrued expenses and notes payable approximate their fair values due to the short maturity of these items.
Income taxes – The Company, with the consent of its sole member, has elected under the Internal Revenue Code to be a limited liability company. Thus, the members of a limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.
Segment information – In accordance with SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, the Company operates in a single segment. The chief operating decision maker allocates resources and assesses the performance associated with fuel sales, and other sales on a single segment basis.
NOTE 2 – ADVERTISING COSTS
Advertising costs are expensed as incurred. During the six months ended June 30, 2005 advertising expense was approximately $35,431.
NOTE 3 – PROPERTY AND EQUIPMENT
The major classifications of property and equipment consist of the following at June 30, 2005:

Building and Improvements	$21,476,631
Computer and Office Equipment	661,863
Furniture and Fixtures	398,280
Land and Leasehold Improvements	429,935
Transportation Equipment	103,169

23,069,878
Less: Accumulated Depreciation	(5,712,364)

Property and Equipment – Net	$17,357,514

Depreciation expense included as a charge to income amounted to approximately $496,241 for the six months ended June 30, 2005.
Buildings with a June 30, 2005 carrying value of approximately $16,900,000 are located on land leased under an agreement that gives the lessor the right to cancel the lease upon the occurrence of the Company’s filing a voluntary petition of bankruptcy or failure to pay amounts due under the agreement. Management makes an annual assessment of the likelihood of the occurrence of those events in determining whether an impairment of the carrying value of those buildings has occurred. At June 30, 2005, management has determined there is no impairment of the leasehold interest and buildings. If the Company were to be in default, the Company would have 30 days to cure the default once notice was received from the lessor. If the default is not cured within the allotted time frame, the Company may have to transfer the title for all permanent improvements to the lessor. Note 7 provides information about the lease agreement.
NOTE 4 – INTANGIBLE ASSETS
Intangible assets consist of the following at June 30, :

Purchased leasehold interest	$1,530,000
Less: Accumulated amortization	(613,728)

Intangible Assets, Net	$916,272

Amortization expense included as a charge to income amounted to $25,932 for the six months ended June 30, 2005.
NOTE 5 – NOTES PAYABLE
Notes payable at June 30, consists of the following:

Note Payable – interest at 9.35 percent, due in monthly installments of principal and interest at $32,558; matures July 2014, collateralized by trust deed and leasing assignments (i)	$2,372,411

Note Payable – interest at 6.08 percent, due in monthly installments of principal and interest at $87,936; matures October 2010, collateralized by trust deed and leasing assignments	4,751,913

7,124,324
Less: Current Maturities	(907,485)

Notes Payable, Net of Current Portion	$6,216,839

(i)	The Company has recorded 48% of the note payable on the balance sheet with the remaining 52 % being recorded on the balance sheet of Scenic Airlines, Inc. (referred to as “Scenic”), a third party related through common ownership.
NOTE 6 – REVOLVING LINE OF CREDIT
At June 30, 2005, the Company has a revolving line of credit agreement with a bank for a maximum borrowing of $600,000. The obligation is secured by the Company’s equipment and tenant improvements, and is guaranteed by the sole member of the Company. The line of credit agreement, which expires in October 2008, provides for interest at the bank’s prime lending rate (6.25 percent at June 30, 2005) plus 1.0 percent. The outstanding balance is payable in monthly installments of interest only. At June 30, 2005, $146,029 was outstanding on the line of credit.
NOTE 7 – COMMITMENTS AND CONTINGENCIES
Operating leases – On January 1, 1996, the Company entered into a lease with Clark County for 40 acres of land at McCarran International Airport, which expires December 21, 2025.
A schedule of future minimum rental payments are as follows:

Year	Amount
2006	$885,380
2007	885,380
2008	885,380
2009	885,380
2010	885,380
Thereafter	13,280,700

Total	$17,707,600

The preceding data reflects existing leases and does not include anticipated future replacements upon expiration.
Rent expense – Rent expense for the six months ended June 30, 2005 was approximately $443,974.
Contingencies – The Company has jointly entered into a loan agreement with Scenic, an affiliated entity, Scenic. At June 30, 2005 the Company is contingently liable for $2,570,111 of Scenic’s debt in the event of their default.
NOTE 8 – SUBSEQUENT EVENT
On August 12, 2005 all of the outstanding membership interests in the Company were acquired by a third party. In connection with the transaction, all notes payable and revolving lines of credit were paid in full.
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